UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 31, 2023

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Forge Way, Suite 205

Rockaway, NJ 07866

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placements

On July 31, 2023, electroCore, Inc. (“Company”) entered into a securities purchase agreement (the “Registered Direct Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) for the sale by the Company of (i) 1,062,600 registered shares (the “RD Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (ii) pre-funded warrants (the “RD Pre-funded Warrants”) to purchase up to 613,314 shares of Common Stock (the “RD Pre-funded Warrant Shares” and together with the RD Shares, the “Public Securities”, and the offer and sale of the Public Securities, the “Registered Direct Offering”). In a concurrent private placement, the Company is issuing and selling to the Purchasers unregistered warrants to purchase up to 837,955 shares of Common Stock (the “PIPE Warrants” and shares of Common Stock underlying the PIPE Warrants, the “PIPE Warrant Shares”). Each share of Common Stock in the Registered Direct Offering is being sold together with one-half of one PIPE Warrant at a combined effective offering price of $4.4125 per share and related warrant. The PIPE Warrants will be exercisable commencing six months after the date of issuance at a price of $4.35 per share and will expire five years after they first become exercisable.

In a separate concurrent private placement, on July 31, 2023, the Company entered into securities purchase agreements with certain officers and directors of the Company (the “Private Agreements”), which collectively provide for the sale by the Company of (i) 169,968 shares of Common Stock (the “Private Shares” and together with the RD Shares, the “Shares”), and (ii) warrants (the “Private Warrants” and together with the PIPE Warrants, the “Warrants” ) to purchase up to 84,982 shares of Common Stock (the “Private Warrant Shares” and together with the PIPE Warrant Shares, the “Warrant Shares”). The Private Shares, Private Warrants and Private Warrant Shares are collectively referred to as the “Private Securities”. Each share of Common Stock in this concurrent private placement is being sold together with one-half of one Private Warrant at a combined effective offering price of $4.4125 per share and related warrant. The Private Warrants issued and sold to insiders will have the same terms as the PIPE Warrants sold to the institutional and accredited investors.

The Shares were sold at a purchase price of $4.35 per share. The RD Pre-funded Warrants were sold at a purchase price of $4.35 minus $0.001 per Pre-Funded Warrant, and are exercisable immediately at an exercise price of $0.001 per share. The PIPE Warrants and Private Warrants are only exercisable for whole shares of Common Stock.

The Company also entered into a letter agreement (the “Placement Agent Agreement”) with Paulson Investment Company, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company in connection with the sale of the Public Securities and PIPE Warrants described above to the institutional and accredited investors. The Company agreed to pay the Placement Agent a cash fee of $300,000.

The aggregate gross proceeds to the Company from the issuance and sale of the securities described above is expected to be approximately $8.145 million, before deducting the Placement Agent’s fees and expenses, and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from these sales for sales and marketing, working capital and general corporate purposes. As of June 30, 2023 and without giving effect to the net proceeds from the Registered Direct Offering and the Private Agreements, the Company had approximately $8.7 million in cash, cash equivalents and restricted cash.

The Public Securities are being offered and sold pursuant to a prospectus supplement which will be filed with the Securities Exchange Commission (the “SEC”) in connection with a “takedown” from the Company’s effective shelf registration statement on Form S-3 (File No. 333-262223) declared effective the SEC on January 25, 2022.

The Company has agreed to file a resale registration statement on Form S-1 with the SEC to cover the PIPE Warrants, PIPE Warrant Shares, Private Securities and any shares of Common Stock issuable upon exercise of the foregoing, and to cause such registration statement to become effective by the 90th calendar day following the date of the closing date of the Offerings.

None of the PIPE Warrants, PIPE Warrant Shares or Private Securities are registered under the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the PIPE Warrants, PIPE Warrant Shares, Private Securities and any shares of Common Stock issuable upon any exercise of the foregoing, were issued or will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering.

The Registered Direct Purchase Agreement and the Private Agreements contain customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Registered Direct Purchase Agreement, subject to certain exceptions, the Company has agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 180 days, or (ii) file any registration statement or amendment or supplement thereto for a period of 90 days. The Company has also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction, as defined in the Registered Direct Purchase Agreement, for a period of one year following the closing of the Offerings. Pursuant to the purchase agreements, the Company also agreed to indemnify the purchasers against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the purchase agreements.

The foregoing descriptions of the terms and conditions of the Registered Direct Purchase Agreement, the Private Agreements and the forms of the Pre-funded Warrant and Warrant, are qualified in their entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and incorporated herein by reference in their entirety. An opinion of Dentons US LLP regarding the validity of the Shares and shares of common stock underlying the Pre-Funded Warrants being issued and sold in the Registered Direct Offering by the Company is filed as Exhibit 5.1.

The representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including the completion of the Offerings, the satisfaction of customary closing conditions related to the Offerings, the intended use of net proceeds therefrom, the potential exercise of warrants, as well as those risks discussed in the Company’s prospectus supplement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other documents that the Company files from time to time with the Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 8.01. Other Events

On July 31, 2023, the Company issued a press release regarding the transactions described under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Common Warrant

5.1	Opinion of Dentons US LLP

10.1	Securities Purchase Agreement, dated as of July 31, 2023 (Registered Direct)

10.2	Securities Purchase Agreement, dated as of July 31, 2023 (Private)

23.1	Consent of Dentons US LLP (included in Exhibit 5.1)

99.1	Press Release dated July 31, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

July 31, 2023	/s/ Brian Posner
Brian Posner
Chief Financial Officer